EXHIBIT 99.1

Global Crossing Announces
Consolidated Third Quarter 2006 Results

•	Company generated positive adjusted EBITDA for the third quarter.

•	“Invest and grow” revenue increased 5 percent sequentially.

•	Adjusted gross margin improved 9 percent sequentially.

•	Company acquired Fibernet and announced merger agreement with Impsat.

FOR IMMEDIATE RELEASE: THURSDAY, NOVEMBER 9, 2006

Florham Park, N.J. – Global Crossing (NASDAQ: GLBC) announced its financial results for the third quarter of 2006 and provided updates on its business activities for the same period.

“We’ve revved up our business and it shows on many fronts. We’ve generated positive adjusted EBITDA in the third quarter and posted revenue growth for the second quarter in a row – and with the completed acquisition of Fibernet and our announced merger with Impsat, we’ve found two companies that complement our portfolio and are expected to contribute positively to our overall financial goals,” said John Legere, Global Crossing’s CEO. “Our strategy is sound, our business is healthy and our employees are focused on ensuring that Global Crossing is a true stand-out in the telecommunications industry.”

Highlights
Global Crossing’s business performance continued to improve in the third quarter of 2006 on a sequential and year-over-year basis. On a sequential basis, “invest and grow” revenue, namely that part of the business focused on serving global enterprises, carrier data and indirect channel customers, grew by 5 percent compared to the second quarter for both the company’s UK subsidiary (GCUK) and for its businesses outside of the UK. Adjusted gross margin improved to 41 percent of revenue from 38 percent in the second quarter, and adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) was positive, ending the quarter at $7 million.

In addition, Global Crossing recently announced the acquisition of UK-based Fibernet Group Plc and the planned acquisition of Latin America-based Impsat Fiber Networks. Both companies will accelerate execution of Global Crossing’s strategy of delivering converged IP services to enterprises and carriers globally, and they will expand Global Crossing’s UK and Latin American offerings in their respective regions.

Global Crossing expects the Fibernet acquisition to contribute annual revenue of more than $80 million, and to yield annual adjusted EBITDA of $30 million following the completion of the integration and operational synergies are fully realized. Additionally, the combination of Fibernet with GCUK will yield up to $10 million of capital expense savings. Integration is expected to be complete in 12 to 18 months and to cost up to $10 million.

The Impsat acquisition is expected to generate $270 million in annual revenue and $70 million in adjusted EBITDA following integration, which includes the impact of anticipated net expense synergies of more than $10 million per year. Integration will take approximately 12 to 18 months after the transaction closes, which is expected in the first quarter of 2007.

Revenue and Margin
During the third quarter, the company’s consolidated revenue grew sequentially by $5 million to $466 million. Adjusted gross margin (as defined in the tables that follow) grew $16 million and was 41 percent of revenue or $191 million in absolute terms, compared with 38 percent of revenue or $175 million in the second quarter. “Invest and grow” revenue grew sequentially by 5 percent or $14 million to $313 million in the third quarter. This was driven by growth in the company’s businesses outside of the UK, which generated $205 million in “invest and grow” revenue, up $9 million from $196 million in the second quarter. In addition, the company’s GCUK subsidiary generated $108 million in “invest and grow” revenue, a $5 million sequential improvement. Adjusted gross margin for the “invest and grow” segment was $172 million in absolute terms or 55 percent of revenue for the third quarter. This was a $17 million sequential improvement from $155 million in the second quarter of 2006 or 52 percent of revenue.

Cost of revenue — which includes cost of access; technical real estate, network and operations; third party maintenance; and cost of equipment sales — was $381 million in the third quarter, down $12 million or 3 percent from $393 million in the second quarter of 2006. Cost of access accounted for $275 million of Global Crossing’s cost of revenue during the third quarter, down $11 million or 4 percent from the second quarter of 2006 when cost of access expense was $286 million. Sales, general and administrative (SG&A) costs were $78 million in the third quarter of 2006, compared with $85 million in the second quarter of 2006.

Earnings
Adjusted EBITDA (as defined in the tables that follow) was positive for the third quarter at $7 million, compared with a loss of $17 million in the second quarter of 2006. Consolidated loss applicable to common shareholders was $51 million, compared with a loss of $77 million in the second quarter of the year.

Cash and Liquidity
As of September 30, 2006, unrestricted cash and cash equivalents totaled $417 million, and restricted cash was $7 million. Global Crossing used $39 million of cash in the third quarter, including the use of $45 million for capital expenditures and principal on capital leases (cash capex). Cash sources included $17 million of sales proceeds for Indefeasible Rights of Use (IRUs).

The company expects that it will generate positive cash flow for the fourth quarter of 2006.

On October 11, 2006 Global Crossing announced it had acquired Fibernet for approximately $95 million in cash. The company has received a financing commitment for up to approximately $95 million from ABN Amro to finance the Fibernet acquisition. On October 26, 2006, Global Crossing announced an agreement to acquire Impsat for $95 million in cash and the assumption of Impsat’s debt, which totaled $241 million as of June 30, 2006. The company will fund the Impsat transaction with approximately $160 million of its cash resources, and it has received a financing commitment from Credit Suisse for up to $200 million to be used to refinance existing Impsat debt. Closing is subject to the approval of Impsat’s common shareholders, certain debt holders, certain regulatory approvals and other closing conditions.

2006 Guidance
Below is a summary of specific financial guidance for 2006, which was provided by the company on March 16, 2006.

Metric
($ in millions)	2006 Guidance
Revenue	$1,800 - $1,900

Invest and grow revenue	$1,190 - $1,245

Wholesale voice revenue	$605 - $650

Harvest/exit revenue	$5

Adjusted gross margin percentage	41% - 43%

Invest and grow adjusted gross margin percentage	56% - 58%

Wholesale voice adjusted gross margin percentage	12% - 14%

Adjusted EBITDA	($20) - $5

Adjusted EBITDA less non-cash stock compensation	$10 - $40

Cash use (1)	($140 - $100)

(1) Cash use excludes impact of public offering in May 2006.

Pursuant to the Securities and Exchange Commission’s (SEC’s) Regulation G, the attached schedules include definitions of Global Crossing’s adjusted EBITDA and adjusted gross margin measures, as well as reconciliations of such measures to the most directly comparable financial measures calculated and presented in accordance with U.S. Generally Accepted Accounting Principles (U.S. GAAP).

Conference Call
Management will hold a conference call on Thursday, November 9, 2006 at 9:00 a.m. EST to discuss its financial results. The call may be accessed at +1 212 676 5270 or +44 (0) 870 001 3146. Callers are advised to access the call 15 minutes prior to the start time. A Webcast will also be available at http://investors.globalcrossing.com/events.cfm.

A replay of the call will be available on Thursday, November 9, 2006 beginning at 11:00 a.m. EST and will be accessible until Thursday, November 16, 2006 at 11:00 a.m. EST. The replay may be accessed by dialing +1 402 977 9140 or +1 800 633 8284 and entering reservation 21307863. Callers in the UK can dial +44 (0) 870 000 3081 or (0) 800 692 0831 and enter reservation number 21307863.

ABOUT GLOBAL CROSSING
Global Crossing (NASDAQ: GLBC) provides telecommunications solutions over the world’s first integrated global IP-based network. Its core network connects more than 300 cities in 29 countries worldwide, and delivers services to more than 600 cities in 60 countries and 6 continents around the globe. The company’s global sales and support model matches the network footprint and, like the network, delivers a consistent customer experience worldwide.

Global Crossing IP services are global in scale, linking the world’s enterprises, governments and carriers with customers, employees and partners worldwide in a secure environment that is ideally suited for IP-based business applications, allowing e-commerce to thrive. The company offers a full range of managed data and voice products including Global Crossing IP VPN Service, Global Crossing Managed Solutions and Global Crossing VoIP services, to 36 percent of the Fortune 500, as well as 700 carriers, mobile operators and ISPs.

Please visit www.globalcrossing.com <http://www.globalcrossing.com> for more information about Global Crossing.

# # #

This press release contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties that could cause the actual results to differ materially, including: The possibility that the proposed acquisition of Impsat is not completed due to the failure of a closing condition, the making of a superior offer by another bidder or the failure to obtain acquisition financing as contemplated by the financing commitment provided by Credit Suisse; failure to achieve expected synergies or operating results resulting from the acquisition of Fibernet or Impsat; Global Crossing’s history of substantial operating losses and the fact that, in the near term, funds from operations will not satisfy cash requirements; legal and contractual restrictions on the inter-company transfer of funds by the company’s subsidiaries; the company’s ability to continue to connect its network to incumbent carriers’ networks or maintain Internet peering arrangements on favorable terms; the consequences of any inadvertent violation of the company’s Network Security Agreement with the U.S. Government; increased competition and pricing pressures resulting from technology advances and regulatory changes; competitive disadvantages relative to competitors with superior resources; political, legal and other risks due to the company’s substantial international operations; risks arising out of deficiencies in the company’s internal controls and possible difficulties and delays in improving such controls; potential weaknesses in internal controls of acquired businesses, and difficulties in integrating internal controls of those businesses with the company’s own internal controls; the concentration of revenue in a limited number of customers, and the rights of such customers to terminate their contracts or to simply cease purchasing services thereunder; exposure to contingent liabilities; and other risks referenced from time to time in the company’s and Impsat’s filings with the Securities and Exchange Commission. Global Crossing undertakes no duty to update information contained in this press release or in other public disclosures at any time.

CONTACT GLOBAL CROSSING:
Press Contacts
Becky Yeamans
+ 1 973 937 0155
PR@globalcrossing.com

Tisha Kresler
+ 1 973 937 0146
PR@globalcrossing.com

Fernanda Marques
Latin America
+ 55 11 2123 4712
LatAmPR@globalcrossing.com

Mish Desmidt
Europe
+ 44 (0) 1256 732 866
EuropePR@globalcrossing.com

Analysts/Investors Contact
Laurinda Pang
+ 1 800 836 0342
glbc@globalcrossing.com

IR/PR1

6 PAGES OF FINANCIAL INFORMATION TO FOLLOW

						Table 1
Global Crossing Limited and Subsidiaries
Summary of Consolidated Revenues (unaudited)
($ in millions)
	Quarter Ended September 30, 2006			Quarter Ended June 30, 2006			Quarter Ended September 30, 2005
GCUK		ROW[1]	Total	GCUK	ROW[1]	Total	GCUK		ROW[1]		Total

Revenues:
									$
Enterprise, carrier data and indirect channels	$108	$205	$313	$103	$196	$299	$102			167	$269
Wholesale voice	2	149	151	3	157	160	—			189	189
Consumer voice, small business group and trader voice[2]	—	2	2	—	2	2	—			23	23
									$
Consolidated revenues	$110	$356	$466	$106	$355	$461	$102			379	$481

Cost of access:
Enterprise, carrier data and indirect channels	$(33)	$(108)	$(141)	$(31)	$(113)	$(144)	$(28)			$(98)	$(126)
Wholesale voice	(2)	(131)	(133)	(3)	(139)	(142)	—			(170)	(170)
Consumer voice, small business group and trader voice[2]	—	(1)	(1)	—	—	—	—			(10)	(10)
Consolidated cost of access	$(35)	$(240)	$(275)	$(34)	$(252)	$(286)	$(28)			$(278)	$(306)

Adjusted gross margin:
									$
Enterprise, carrier data and indirect channels	$75	$97	$172	$72	$83	$155	$74	#		69	$143
Wholesale voice	—	18	18	—	18	18	—	—		19	19
Consumer voice, small business group and trader voice[2]	—	1	1	—	2	2	—			13	13
									$
Consolidated adjusted gross margin	$75	$116	$191	$72	$103	$175	$74			101	$175

[1]Rest of World (ROW) represents operations of Global Crossing Limited excluding Global Crossing (UK) Telecommunications Ltd. (GCUK).
[2]Global Crossing’s small business group and trader voice assets were sold in 2005.

						Table 2
Global Crossing Limited and Subsidiaries
Condensed Consolidated Statements of Operations (unaudited)
($ in millions)
	Quarter Ended September 30, 2006			Quarter Ended June 30, 2006			Quarter Ended September 30, 2005
}
	GCUK	ROW[1]	Total	GCUK	ROW[1]	Total	GCUK	ROW[1]	Total

REVENUES	$110	$356	$466	$106	$355	$461	$102	$379	$481
OPERATING EXPENSES:
Cost of access	(35)	(240)	(275)	(34)	(252)	(286)	(28)	(278)	(306)
Real estate, network and operations	(18)	(51)	(69)	(17)	(56)	(73)	(15)	(60)	(75)
Third party maintenance	(8)	(14)	(22)	(7)	(14)	(21)	(8)	(16)	(24)
Cost of equipment sales	(11)	(4)	(15)	(10)	(3)	(13)	(11)	(2)	(13)

Total Cost of Revenue	(72)	(309)	(381)	(68)	(325)	(393)	(62)	(356)	(418)
Selling, general and administrative	(13)	(65)	(78)	(16)	(69)	(85)	(8)	(88)	(96)
Depreciation and amortization	(12)	(29)	(41)	(10)	(26)	(36)	(10)	(26)	(36)

Total Operating Expenses	(97)	(403)	(500)	(94)	(420)	(514)	(80)	(470)	(550)

OPERATING INCOME (LOSS)	13	(47)	(34)	12	(65)	(53)	22	(91)	(69)
OTHER INCOME (EXPENSE)
Interest income	3	2	5	1	4	5	1	2	3
Interest expense	(13)	(14)	(27)	(13)	(13)	(26)	(13)	(11)	(24)
Other income (expense), net	4	(6)	(2)	9	(11)	(2)	(5)	4	(1)

INCOME (LOSS) BEFORE REORGANIZATION ITEMS, NET AND INCOME TAXES	7	(65)	(58)	9	(85)	(76)	5	(96)	(91)
Net, gain on preconfirmation contingencies	—	10	10	—	13	13	—	9	9

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE PROVISION FOR INCOME TAXES	7	(55)	(48)	9	(72)	(63)	5	(87)	(82)
Provision for income taxes	(1)	(1)	(2)	—	(13)	(13)	(3)	(17)	(20)

INCOME (LOSS) FROM CONTINUING OPERATIONS	6	(56)	(50)	9	(85)	(76)	2	(104)	(102)
Discontinued operations, net of income tax	—	—	—	—	—	—	—	8	8

NET INCOME (LOSS)	6	(56)	(50)	9	(85)	(76)	2	(96)	(94)
Preferred stock dividends	—	(1)	(1)	—	(1)	(1)	—	(1)	(1)

INCOME (LOSS) APPLICABLE TO COMMON SHAREHOLDERS	6	(57)	(51)	9	(86)	(77)	2	(97)	(95)

[1]Rest of World (ROW) represents operations of Global Crossing Limited excluding Global Crossing (UK) Telecommunications Ltd. (GCUK).

	Table 3
Global Crossing Limited and Subsidiaries
Condensed Consolidated Balance Sheets
($ in millions)
	September 30,	December 31,
	2006	2005
	(unaudited)
ASSETS:
Current assets:
Cash and cash equivalents	$417	$224
Restricted cash and cash equivalents	2	5
Accounts receivable, net	227	225
Prepaid costs and other current assets	89	94

Total current assets	735	548

Property and equipment, net	1,002	963
Other assets	97	79

Total assets	$1,834	$1,590

LIABILITIES:
Current liabilities:
Accounts payable	$240	$197
Accrued cost of access	124	134
Current portion of long term debt	13	26
Accrued restructuring costs — current portion	29	31
Deferred revenue - current portion	97	89
Other current liabilities	311	323

Total current liabilities	814	800

Debt with controlling shareholder	268	262
Long term debt	535	361
Obligations under capital leases	87	62
Deferred revenue	124	115
Accrued restructuring costs	68	89
Other deferred liabilities	69	74

Total liabilities	1,965	1,763

SHAREHOLDERS’ DEFICIT:
Common stock, 85,000,000 and 55,000,000 shares authorized, $.01 par value,
36,457,065 and 22,586,703 shares issued and outstanding as of
September 30, 2006 and December 31, 2005, respectively	-	-
Preferred stock with controlling shareholder, 45,000,000 shares authorized,
$.10 par value, 18,000,000 shares issued and outstanding	2	2
Additional paid-in capital	815	534
Accumulated other comprehensive loss	(13)	(8)
Accumulated deficit	(935)	(701)

Total shareholders' deficit	(131)	(173)

Total liabilities and shareholders' deficit	$1,834	$1,590

	Table 4
Global Crossing Limited and Subsidiaries
Condensed Consolidated Statement of Cash Flows
($ in millions)
	Nine Months Ended
	September 30,
	2006	2005
Cash flows provided by (used in) operating activities:
Net loss	$(234)	$(275)
Adjustments to reconcile net loss to net cash used in operating activities:
Income from discontinued operations	—	(9)
Gain on sale of property and equipment	—	(2)
Gain on sale of marketable securities	(1)	(2)
Gain on sale of assets	—	(14)
Non-cash income tax provision	28	36
Non-cash stock compensation expense	18	39
Depreciation and amortization	114	106
Provision for doubtful accounts	2	7
Amortization of prior period IRUs	(4)	(3)
Deferred reorganization costs	—	(12)
Gain on preconfirmation contingencies	(29)	(21)
Changes in operating working capital	15	(4)
Other	5	68

Net cash used in operating activities	(86)	(86)

Cash flows provided by (used in) investing activities:
Purchases of property and equipment	(73)	(60)
Purchases of marketable securities	(20)	—
Proceeds from sale of discontinued operations	—	5
Proceeds from sale of marketable securities	1	5
Proceeds from sale of assets	—	55
Change in restricted cash and cash equivalents	16	(6)

Net cash used in investing activities	(76)	(1)

Cash flows provided by (used in) financing activities:
Proceeds from issuance of common stock	240	—
Proceeds from long term debt	144	—
Repayment of capital lease obligations	(12)	(12)
Repayment of long term debt	(6)	-
Proceeds from exercise of stock options	3	2
Finance costs incurred	(17)	-
Other	—	(2)

Cash flows provided by (used in) financing activities	352	(12)

Effect of exchange rate changes on cash and cash equivalents	3	(6)

Net increase (decrease) in cash and cash equivalents	193	(105)
Cash and cash equivalents, beginning of period	224	365

Cash and cash equivalents, end of period	$417	$260

Non-cash investing and financing activities:
Capital lease and debt obligations incurred	$46	$2

Accrued interest paid with the issuance of convertible notes	$6	$6

						Table 5
Global Crossing Limited
Reconciliation of Adjusted EBITDA to Income (loss) applicable to common shareholders (unaudited)
($ in millions)
	Quarter Ended September 30, 2006			Quarter Ended June 30, 2006			Quarter Ended September 30, 2005
	GCUK	ROW[1]	Total	GCUK	ROW[1]	Total	GCUK	ROW[1]	Total

Adjusted EBITDA	$25	$(18)	$7	$22	$(39)	$(17)	$32	$(65)	$(33)
Depreciation and amortization	(12)	(29)	(41)	(10)	(26)	(36)	(10)	(26)	(36)
Interest income	3	2	5	1	4	5	1	2	3
Interest expense	(13)	(14)	(27)	(13)	(13)	(26)	(13)	(11)	(24)
Other income (expense), net	4	(6)	(2)	9	(11)	(2)	(5)	4	(1)
Net, gain on pre-confirmation contingencies	—	10	10	—	13	13	—	9	9
Income tax provision	(1)	(1)	(2)	—	(13)	(13)	(3)	(17)	(20)
Discontinued operations, net of income tax	—	—	—	—	—	—	—	8	8
Preferred stock dividends	—	(1)	(1)	—	(1)	(1)	—	(1)	(1)

Income (loss) applicable to common shareholders	$6	$(57)	$(51)	$9	$(86)	$(77)	$2	$(97)	$(95)

[1]Rest of World (ROW) represents operations of Global Crossing Limited excluding Global Crossing (UK) Telecommunications Ltd. (GCUK).

						Table 6
Global Crossing Limited and Subsidiaries
Reconciliation of Adjusted Gross Margin to Gross Margin		(unaudited)
($ in millions)
	Quarter Ended September 30, 2006			Quarter Ended June 30, 2006			Quarter Ended September 30, 2005
	GCUK	ROW[1]	Total	GCUK	ROW[1]	Total	GCUK	ROW[1]	Total

Adjusted Gross Margin	$75	$116	$191	$72	$103	$175	$74	$101	$175
Real estate, network and operations	(18)	(51)	(69)	(17)	(56)	(73)	(15)	(60)	(75)
Third party maintenance	(8)	(14)	(22)	(7)	(14)	(21)	(8)	(16)	(24)
Cost of equipment sales	(11)	(4)	(15)	(10)	(3)	(13)	(11)	(2)	(13)

Gross margin	$38	$47	$85	$38	$30	$68	$40	$23	$63

[1]Rest of World (ROW) represents operations of Global Crossing Limited excluding Global Crossing (UK) Telecommunications
Ltd. (GCUK).